UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2004, Carrols Corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc. (“JP Morgan”), Banc of America Securities LLC (“Banc of America”), Lehman Brothers Inc. (“Lehman”), Wachovia Capital Markets, LLC (“Wachovia”) and SunTrust Capital Markets, Inc. (“SunTrust”, collectively with JP Morgan, Banc of America, Lehman, and Wachovia, the “Initial Purchasers”) in connection with sale of $180 million of 9% Senior Subordinated Notes due 2013 of the Company (the “Notes”). In general, the Registration Rights Agreement provides that the Company and the Guarantors will agree to file, and cause to become effective, a registration statement with the Securities and Exchange Commission (the “SEC”) relating to an offer to holders of the Notes to exchange the Notes for an issue of notes registered under the Securities Act of 1933, as amended (the “Securities Act”), with terms identical to the Notes. A copy of the Registration Rights Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

As was previously announced by the Company, on December 15, 2004, the Company completed the cash tender offer for its $170 million of outstanding 9 ½% Senior Subordinated Notes due 2008, Series B (the “Old Notes”). An aggregate of $148,747,000 of the Old Notes were tendered pursuant to the tender offer and were accepted for payment by the Company. In addition, on December 15, 2004, the Company irrevocably called for the redemption of $21,253,000 of Old Notes that were not tendered in the tender offer by irrevocably depositing with the trustee for the Old Notes an amount of funds sufficient to redeem such Old Notes. Consequently, on December 15, 2004, the Company terminated all of its obligations under the Old Notes and under the Indenture, dated as of November 24, 1998, by and among the Company, as issuer, the guarantors listed therein, as guarantors and The Bank of New York (as successor trustee to IBJ Schroder Bank and Trust Company), as trustee (the “Trustee”), and amended by the First Supplement to Indenture, dated as of December 19, 2000, by and between the Company, as issuer, the guarantors listed therein, as guarantors, and the Trustee, which governed the Old Notes.

On December 15, 2004 the Company repaid all outstanding borrowings under its existing senior credit facility which was governed by the Loan Agreement dated as of December 19, 2000 (the “Old Loan Agreement”), as amended, by and among the Company, each of the lenders party thereto, Bank of America, N.A., as syndication agent, Suntrust Bank, as documentation agent, Manufacturers and Traders Trust Company, as co-agent, and JPMorgan Chase Bank, N.A., as agent. The Old Loan Agreement was amended and restated in its entirety by the Loan Agreement dated as of December 15, 2004 (the “New Loan Agreement”), by and among the Company, each of the lenders party thereto (the “Lenders”), Bank of America, N.A., as syndication agent, Wachovia Bank, National Association, Manufacturers and Traders Trust Company, Suntrust Bank, as documentation agents and JPMorgan Chase Bank, N.A., as agent for the Lenders (the “Agent”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2004, the Company and the Guarantors entered into an Indenture (the “Indenture”) with the Bank of New York, as trustee, governing the Notes. The Indenture provides that the Notes will mature on January 15, 2013 and will bear interest at the rate of 9% per annum, payable semi-annually on July 15 and January 15 of each year, beginning on July 15, 2005. The Indenture further provides that the Company may redeem some or all of the Notes at any time after January 15, 2009 at the redemption prices described therein. In addition, the Indenture also provides that the Company may redeem up to 35% of the

Notes using the proceeds of certain equity offerings completed before January 15, 2008. The Indenture also provides that the Company must offer to purchase the Notes if it sells certain of its assets or if specific kinds of changes in control occur. The Notes are unsecured and are and will be guaranteed by each of the Company’s existing and future Restricted Subsidiaries (as defined in the Indenture). The Indenture contains certain covenants that limit the ability of the Company and its guarantor subsidiaries to, among other things: incur indebtedness; incur liens; pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments; sell assets; agree to payment restrictions affecting Restricted Subsidiaries; enter into transaction with affiliates; or merge, consolidate or sell substantially all of the assets. A copy of the Indenture is attached to this Form 8-K as Exhibit 10.2.

Also on December 15, 2004, the Company and the subsidiary guarantors listed therein entered into the New Loan Agreement. The New Loan Agreement provides for (i) a $50 million revolving credit facility (including a sublimit of up to $20 million for letters of credit and up to $5 million for swingline loans) (ii) a $220 million term loan B facility under which the Company borrowed $220 million, and (iii) Incremental Facilities (as defined in the New Loan Agreement), at the Company’s option, of up to $100 million, subject to the satisfaction of certain conditions. The revolving credit facility expires on December 31, 2009. The outstanding principal amount of term loan B borrowings will be repayable as follows: (a) an aggregate of $2.2 million per annum payable in four equal quarterly installments for each of the first five years and (b) in the sixth year, an aggregate of $209 million payable in four equal quarterly installments with the final quarterly payment payable upon the term loan B facility’s maturity on December 31, 2010.

The Incremental Facilities will be effected as term loan facilities which will mature and amortize in a manner reasonably acceptable to the Agent, but will not in any event have a shorter average life than the term loan B facility. The Incremental Facilities (i) will rank pari passu in right of payment and security with the revolving credit facility and the term loan B facility and (ii) except as set forth above, will be treated substantially the same as (and in any event no more favorably than) the term loan B facility (including with respect to mandatory and voluntary prepayments and collateral and guarantee position); provided that the Incremental Facilities may provide for material additional or different financial or other covenants applicable only during periods after the final maturity of the term loan B facility. Borrowings under the Incremental Facilities will bear interest at a rate per annum that will not exceed the interest rate per annum on term loan B facility borrowings by more than 0.25% unless the interest rate on term loan B borrowings is concurrently increased to be no less than 0.25% less than the interest rate on borrowings under the Incremental Facilities. In order to request the Incremental Facilities, the Company must not be in default under the New Loan Agreement, must be in pro forma compliance with certain financial covenants and the proposed new borrowing must not cause the Company to be required to secure any other indebtedness with the New Loan Agreement collateral.

Borrowings under the revolving credit facility will bear an interest rate per annum, at the Company’s option, equal to (i) the sum of (a) the higher of (1) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City and (2) the federal funds effective rate from time to time plus 0.5% plus (b) a margin of 0.50%, 0.75%, 1.0%, 1.25% or 1.50% based on the Company achieving certain total leverage ratios (as defined in the New Loan Agreement) or (ii) LIBOR (as defined in the New Loan Agreement) plus 2.00%, 2.25%, 2.50%, 2.75% or 3.00% based on the Company achieving certain total leverage ratios (as defined in the New Loan Agreement).

Borrowings under the term loan B facility will bear interest at a per annum rate, at the Company’s option, of either (a) the sum of (i) the greater of (A) the rate of interest publicly announced by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City and (B) the federal funds effective rate from time to time plus 0.5%, plus (ii) 0.75% or 1.00% based on the Company achieving certain total leverage ratios or (b) LIBOR (as defined in the New Loan Agreement) plus 2.25% or 2.50% based the Company achieving certain total leverage ratios.

The Company’s obligations under the New Loan Agreement are guaranteed by its parent corporation, Carrols Holdings Corporation (“Carrols Holdings”), and all of the Company’s material subsidiaries. In general, the Company’s obligations under the New Loan Agreement and the guarantor subsidiaries’ obligations under the guarantees will be secured by a first priority lien and security interest on substantially all of the Company’s and the guarantor subsidiaries’ assets, tangible or intangible, real, personal or mixed, existing and newly acquired and a pledge of all of the outstanding capital stock of the guarantor subsidiaries and a pledge by Carrols Holdings of all of the outstanding capital stock of the Company. Under the New Loan Agreement, the Company will be required to make mandatory prepayments of principal on term loan B borrowings (a) annually in an initial amount equal to 50% of Excess Cash Flow (as defined in the New Loan Agreement), (b) in the event of certain dispositions of assets (all subject to certain exceptions) and insurance proceeds, in an amount equal to 100% of the net proceeds received by the Company therefrom, and (c) in an amount equal to 100% of the net proceeds from each issuance of debt following December 15, 2004 (other than pursuant to the Incremental Facilities).

The New Loan Agreement contains certain covenants, including, without limitation, those limiting the Company and the its subsidiaries’ ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business, engage in transactions with related parties, make certain investments or pay dividends. In addition, the New Loan Agreement requires the Company to meet certain financial ratios, including fixed charge coverage, senior leverage, and total leverage ratios (all as defined under the New Loan Agreement).

Under the New Loan Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, judgments or upon the occurrence of an ownership change (as specified therein). A copy of the New Loan Agreement is attached to this Form 8-K as Exhibit 10.3

This report contains certain forward-looking statements that reflect management’s current expectations and are based upon currently available data; however, actual results are subject to future events, risks and uncertainties, which could cause actual results to differ materially from those projected in the forward-looking statements. Investors are referred to the full discussion of risks and uncertainties as contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description:

10.1	Registration Rights Agreement dated December 15, 2004.*

10.2	Indenture dated December 15, 2004.*

10.3	Loan Agreement dated December 15, 2004.*

*	Attached hereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carrols has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: December 21, 2004	By:	/s/ Paul R. Flanders
Name: Paul R. Flanders
Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Registration Rights Agreement dated December 15, 2004.*

10.2	Indenture dated December 15, 2004.*

10.3	Loan Agreement dated December 15, 2004.*

*	Attached hereto